EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Hotel Outsource Management International, Inc. on Form 10-K for the year ending December 31, 2011as filed with the Securities and Exchange Commission on the date hereof, I, Jacob Ronnel, Principal Financial Officer of the Company, and I, Daniel Cohen, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Jacob Ronnel
Jacob Ronnel, Chief Financial Officer, Principal Accounting Officer
Hotel Outsource Management International, Inc.
March 28, 2012

By: /s/ Daniel Cohen
Daniel Cohen, President, Principal Executive Officer
Hotel Outsource Management International, Inc.
March 28, 2012